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                                                                   [Exhibit 4.2]

FORM NO. 7a                                              REGISTRATION NO. 37417


                                    (GRAPHIC)

                                     BERMUDA

                            CERTIFICATE OF DEPOSIT OF

                     MEMORANDUM OF INCREASE OF SHARE CAPITAL


        THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

                             VALIDUS HOLDINGS, LTD.

was delivered to the Registrar of Companies on the 21ST of OCTOBER, 2005 in accordance with section 45(3) of THE COMPANIES ACT 1981 ("the Act").

      (SEAL)                                Given under my hand and Seal of the
                                            REGISTRAR OF COMPANIES this
                                            28TH day of OCTOBER, 2005




                                            ------------------------------------
                                            ACTING REGISTRAR OF COMPANIES



Capital prior to increase:   US$              120,000.00
                             ---------------------------
Amount of increase:          US$           99,880,000.00
                             ---------------------------

Present Capital:             US$          100,000,000.00
                             ---------------------------